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                                                                     EXHIBIT 4.2

                         INCORPORATED UNDER THE LAWS OF
                              THE STATE OF DELAWARE



NUMBER                                                                    SHARES


                           ORBITAL IMAGING CORPORATION
                          COMMON STOCK $ .01 PAR VALUE


           THIS  CERTIFIES THAT                                           is the
                               -------------------------------------------
registered holder of                                       Shares
                    ---------------------------------------

       of the Capital Stock of ORBITAL IMAGING CORPORATION Fully Paid and Non-Assessable

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

           IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed

     this         day                        of                     A.D. 19  .
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President                                       Secretary